                                                           Exhibit (h)(8)(B)(ii)

                               AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                               ING INVESTORS TRUST

                            OPERATING EXPENSE LIMITS

NAME OF FUND*                                                                             CLASSES
------------                                                                              -------
                                                                    ADVISER     INSTITUTIONAL     SERVICE     SERVICE2
                                                                    -------     -------------     -------     --------
ING FMR(SM) Earnings Growth Portfolio                                1.28%          0.68%          0.93%        1.08%
Initial Term Expires May 1, 2008

ING FMR(SM) Small Cap Equity Portfolio                               1.60%          1.00%          1.25%        1.40%
Initial Term Expires May 1, 2007

ING Franklin Income Portfolio                                        1.44%          0.74%          0.99%        1.24%
Initial Term Expires May 1, 2007

ING JPMorgan Value Opportunities Portfolio                           1.13%          0.53%          0.78%        0.93%
Initial Term Expires September 23, 2007

ING Marsico International Opportunities Portfolio                    1.28%          0.68%          0.93%        1.08%
Initial Term Expires September 23, 2007

ING MFS Utilities Portfolio                                          1.40%          0.80%          1.05%        1.20%
Initial Term Expires May 1, 2006

ING Wells Fargo Small Cap Disciplined Portfolio                      1.47%          0.87%          1.12%        1.27%
Initial Term Expires May 1, 2007

                                                                                                               -----
                                                                                                                  HE

Effective Date:  April 28, 2006

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.